                                                                   Exhibit 10.12

                                [DQE Letterhead]

                                January 24, 2002

BY HAND DELIVERY
----------------

Mr. Alexis Tsaggaris
DQE Energy Services LLC
One NorthShore Center
12 Federal Street
Suite 500
Pittsburgh, PA  15212

     RE: Equity Participation Plan
         -------------------------

Dear Lex:

     As you know, you have been a participant in the DQE Energy Services LLC Equity Participation Plan [the "EPP"] since 1999. In connection with the implementation of the EPP, you also entered into a Non-Competition and Confidentiality Agreement dated May 27, 1999.

     By this letter, the Company is offering to make certain payments to you in lieu of your entire right and interest under the EPP. By executing and delivering to the Company this letter agreement, intending to be legally bound, you acknowledge and agree that:

     1. In exchange for the payment obligations of the Company outlined below, but subject to all of the terms and conditions applicable to such payment obligations, you shall have no further interest in or rights or claims under the EPP and hereby waive, surrender and relinquish all such interest, rights and claims.

     2. Subject to the terms and conditions set forth in this letter agreement, you shall be entitled to the following payments from the Company:

          (a) Within 30 days of the Company's receipt of your signed Agreement, you will receive a payment from the Company of $1,070,960, which amount shall be applied as a reduction of your EPP Final Capital Account.

Mr. Alexis Tsaggaris
January 24, 2002
Page 2

          (b) In accordance with the procedures set forth in the EPP, L.E.K. Consulting LLC will conduct an appraisal and prepare a final determination of the Company Value by the earlier of the date the Company receives notice of Owner's intent to relocate any Facility within the meaning of Section
     7.1 of the Operating and Maintenance Agreement dated October 26, 2000 between DQE Synfuels LLC and Spicer Energy H LLC (the "Keystone Agreement"), or July 31, 2002. Within 30 days of that final determination, you will receive a payment equal to the excess, if any (and if there is no excess, there shall be no such payment), of (i) 33% of the amount credited to your "Final Capital Account," which is the amount in your Capital Account after such Capital Account is adjusted to reflect your Annual Incentive Allocation for the 2001 Fiscal Year (based on the final determination of Company Value and the procedures set forth in the EPP) over (ii) $1,070,960.

          (c) The balance remaining in your Capital Account, if any, after the payments required by clauses (a) and (b) above shall be paid to you, without interest or any other adjustments of any kind in two installments as follows:

          Payment Date     Payment Amount
          ------------     --------------

          January 2003     Greater of $1,070,960 or 33% of Final Capital Account

          January 2004     Greater of $1,103,413 or 34% of Final Capital Account

     If your employment is terminated by the Company for Cause (as defined in Exhibit A), or if you resign from employment for any reason, all installments that, as of the date of termination, have not yet been paid shall be forfeited. Payment of the above amounts will be accelerated if, prior to payment in full, any of the following events (each an "Acceleration Event") occurs: (a) your employment is involuntarily terminated by the Company other than for Cause (as defined in Exhibit A), (b) your death (in which case, payment will be made to your estate) or Disability (as defined in Exhibit A) or (c) a Change in Control (as defined in Exhibit A). The balance of all unpaid installments shall be paid within 30 days of the occurrence of an Acceleration Event.

     3. All payments pursuant to this letter agreement shall be subject to all applicable tax and other withholdings. All such payments are expressly conditioned upon the Company's prior receipt from you of a fully executed copy of this letter agreement. If the Company does not receive the executed letter agreement from you on or before February 8, 2002, this letter agreement will be of no force or effect.

Mr. Alexis Tsaggaris
January 24, 2002
Page 3

     4. The Non-Competition Agreement shall remain in full force and effect in accordance with the terms.

     5. This letter agreement is binding on you and your successors, estate, heirs and legal representatives and the Company and its successors and assigns.

     To accept the offer set forth in this letter, you must execute the original copy of this letter and return it to Maureen Hogel, Senior Vice President-Human Resources and Administration, 411 Seventh Avenue (16-3), Pittsburgh, PA 15219, no later than February 8, 2002. A duplicate copy of this letter is enclosed for your files.

                                      DQE


                                      By: /s/Morgan K. O'Brien
                                          --------------------------------------
                                          Morgan K. O'Brien
                                          President and Chief Executive Officer

(c029)
Attachments

Agreed to and accepted by:


/s/ Alexis Tsaggaris                                   1/25/02
--------------------------------                  -----------------
       Alexis Tsaggaris                                 Date
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                                    EXHIBIT A
                                    ---------

     Cause shall mean any of the following that is demonstrably and materially
     -----
injurious to the interest, property, operations, business or reputation of the Company or any of its affiliates:

          (a) any breach of the Guidelines for Ethical Conduct of DQE and its Family of Companies, as in effect from time to time;

          (b) theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its affiliates; perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or its affiliates; or the unauthorized appropriation of, or intentional attempt to misappropriate, any tangible or intangible assets or property of the Company or its affiliates; or

          (c) any act or acts of disloyalty, misconduct, or moral turpitude conviction of a crime.

     Change in Control shall mean the occurrence of any of the following:
     -----------------

          (a) any transaction that results in DQE, Inc. and its subsidiaries (which shall include any corporation in an unbroken chain of corporations beginning with DQE, Inc. if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain) (collectively, the "DQE Group") no longer being the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, which shall in any event include having the power to vote (or cause to be voted at the direction of any member of the DQE Group) pursuant to contract, irrevocable proxy or otherwise) of stock possessing more than fifty percent (50%) of the combined voting power of the issued and outstanding shares of all classes of the Company's stock entitled to vote generally in the election of directors, whether as a result of the issuance of securities of the Company, any direct or indirect transfer of securities of the Company, or otherwise, provided, however, that a Change in Control shall not be deemed to have occurred solely as a result of a public offering of securities by the Company, regardless of the level of the DQE Group's ownership of the Company's stock following such offering; or

          (b) consummation of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation involving the Company, the DQE Group beneficially owns, directly or indirectly, stock possessing more than fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of voting stock of the corporation resulting from such reorganization, merger or consolidation; or

          (c) a complete liquidation or dissolution of the Company; or
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          (d) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, the DQE Group beneficially owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of voting stock; or

          (e) As a result of a business transaction (i) individuals who were members of the Board of Directors of DQE, Inc. immediately prior to the transaction cease for any reason to constitute at least 50% of the Board of Directors of the surviving entity or (ii) the shares of DQE Common Stock cease to be publicly traded.

     Disability shall mean a Total and Permanent Disability, as such term is
     ----------
defined in the Retirement Plan for Employees of Duquesne Light Company and the Supplemental Retirement Plan for Non-Represented Employees of Duquesne Light Company.